                                  EXHIBIT 11
                                  ----------

                          STATEMENT RE COMPUTATION OF
                          ---------------------------

                              PER SHARE EARNINGS
                              ------------------

                                                                      Exhibit 11
                                                                      ----------


                            LIFE TECHNOLOGIES, INC.
            STATEMENT RE COMPUTATION OF PRIMARY PER SHARE EARNINGS
            ------------------------------------------------------
                      for the three and six months ended
                            June 30, 1994 and 1993
                 (amounts in thousands, except per share data)



                                     Three months ended     Six months ended
                                          June 30,              June 30,
                                     ------------------     ----------------

                                        1994       1993        1994     1993
                                        ----       ----        ----     ----

Net income                           $ 4,638    $ 4,372     $ 9,317  $ 8,734
                                     =======    =======     =======  =======

Weighted avg. shares outstanding      14,970     14,934      14,964   14,935

Weighted average effect of
  common stock equivalents                87        143          95      173
                                     -------    -------     -------  -------

                                      15,057     15,077      15,059   15,108
                                     =======    =======     =======  =======

Primary net income per share         $   .31    $   .29     $   .62  $   .58
                                     =======    =======     =======  =======

                                                                      Exhibit 11
                                                                      ----------


                            LIFE TECHNOLOGIES, INC.
         STATEMENT RE COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
         ------------------------------------------------------------
                      for the three and six months ended
                            June 30, 1994 and 1993
                 (amounts in thousands, except per share data)



                                     Three months ended     Six months ended
                                           June 30,             June 30,
                                     ------------------     ----------------

                                        1994       1993        1994     1993
                                        ----       ----        ----     ----

Net income                           $ 4,638    $ 4,372     $ 9,317  $ 8,734
                                     =======    =======     =======  =======

Weighted avg. shares outstanding      14,970     14,934      14,964   14,935

Weighted average effect of
  common stock equivalents               110        143         113      173
                                     -------    -------     -------  -------

                                      15,080     15,077      15,077   15,108
                                     =======    =======     =======  =======

Fully diluted net income
 per share                           $   .31    $   .29     $   .62  $   .58
                                     =======    =======     =======  =======

Primary net income per share         $   .31    $   .29     $   .62  $   .58
                                     =======    =======     =======  =======